EXHIBIT 10.1

GLOBALPAYNET HOLDINGS INC.

STOCK OPTION AGREEMENT

1.

Grant of Option. GlobalPayNet Holdings Inc. (the “Company”) hereby grants to Alain Ghiai (“Participant”) an option (this “Option”) to purchase 200,000,000 (two hundred million) shares of the Company’s common stock (the “Total Option Shares”) at an exercise price per share of US$2.00 (two dollars and zero cent)  (the “Exercise Price”), subject to all of the terms and conditions of this Agreement.

2.

Vesting; Exercise Period.

a.

Vesting. This Option shall be exercisable in its entirety beginning on January 17, 2010. This Option shall cease to vest upon Participant’s Termination and Participant shall in no event be entitled under this Option to purchase a number of shares of the Company’s Common Stock greater than the Total Option Shares.

b.

Expiration. This Option shall expire on January 17, 2060 and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

3.

Termination.

a.

Termination for Any Reason Except Death, Disability or Cause. If Participant is Terminated for any reason except Participant’s death, Disability or for Cause, then this Option, to the extent (and only to the extent) that it is vested may be exercised by the Participant no later than three (3) months after the Termination Date, but in any event no later than the Expiration Date.

b.

Termination Because of Death or Disability. If Participant is Terminated because of death or Disability of Participant (or the Participant dies within three (3) months after Termination other than for Cause or because of Disability), then this Option, to the extent that it is vested on the Termination Date, may be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the Expiration Date.

c.

Termination for Cause. If Participant is Terminated for Cause, this Option will expire on the Participant’s Termination Date.

d.

No Obligation to Employ. Nothing in this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

4.

Manner of Exercise.

a.

Stock Option Exercise Agreement. To exercise this Option, Participant (or any assignee of Participant permitted under this Option, or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed Stock Option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

b.

Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

c.

Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

i.

by cancellation of indebtedness of the Company to the Participant;

ii.

by waiver of compensation due or accrued to Participant for services rendered;

iii.

provided that a public market for the Company's stock exists: (1) through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a “margin” commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

iv.

by any combination of the foregoing.

d.

Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Board of Directors permits, and subject to compliance with all applicable laws and regulations, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company withhold from the Shares to be issued that number of Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall only issue the net number of Shares to the Participant by deducting the Shares withheld from the Shares issuable upon exercise.

e.

Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5.

Compliance with Laws and Regulations. The exercise of this Option and the issuance and allotment of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed at the time of such issuance or allotment. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

6.

Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

7.

Tax Consequences. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

8.

Privileges of Share Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price.

9.

Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

10.

Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

11.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

12.

Acceptance. Participant has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of this Agreement. Participant acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Participant to consult a tax advisor prior to such exercise or disposition.

13.

Definitions.  As used in this Agreement, the following terms have the following meanings:

a.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company or (c) a failure to materially perform the customary duties of the employee’s employment.

b.

“Code” means the Internal Revenue Code of 1986, as amended.

c.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

d.

“Termination” or “Terminated” means that the Participant has for any reason ceased to provide services as an employee, officer or director to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Board of Directors, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions respecting suspension of vesting of the Option while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may the Option be exercised after the expiration of the term set forth in this Agreement. The Board of Directors will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Participant has executed this Agreement in duplicate as of the Date of Grant.

GLOBALPAYNET HOLDINGS, INC.		PARTICIPANT

By:	/s/Alain Ghiai	/s/Alain Ghiai
Name:	Alain Ghiai	Alain Ghiai
Title:	Chairman	Chairman

Exhibit A

GLOBALPAYNET HOLDINGS, INC.

STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of Shares of common stock  of GlobalPayNet Holdings, Inc. (the “Company”) as set forth below:

Participant (and/or assignee):

Exact Name of Title to Shares:

Address:

Number of Shares Purchased:

Purchase Price per Share:

Aggregate Purchase Price:

1. Delivery of Purchase Price. Participant (and/or assignee) hereby delivers to the Company the Aggregate Purchase Price, as follows (check as applicable and complete):

[  ] in cash (by check) in the amount of $___________, receipt of which is acknowledged by the Company;

[  ] by cancellation of indebtedness of the Company to Participant in the amount of $_______________;

[  ] by the waiver hereby of compensation due or accrued to Participant for services rendered in the amount of $_______________ ;

[  ] through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $___________________________; or

[  ] through a “margin” commitment, delivered herewith from Participant and the NASD Dealer named therein, in the amount of $________________________________.

2. Market Standoff Agreement. Participant (and/or assignee), if requested by the Company and an underwriter of Shares of common stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Shares of common stock (or other securities) of the Company held by Participant (and/or assignee) during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Shares of common stock (or other securities) subject to the foregoing restriction until the end of such period.

3. Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT (AND/OR ASSIGNEE) MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT'S (AND/OR ASSIGNEE’S) PURCHASE OR DISPOSITION OF THE SHARES OF COMMON STOCK . PARTICIPANT (AND/OR ASSIGNEE) REPRESENTS THAT PARTICIPANT (AND/OR ASSIGNEE) HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT (AND/OR ASSIGNEE) DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT (AND/OR ASSIGNEE) IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

Date:

Signature of Participant (and/or assignee)